UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ATLAS AMERICA PUBLIC #9 LTD.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF CONSENT SOLICITATION

FOR

ATLAS AMERICA PUBLIC #9 LTD.,

A PENNSYLVANIA LIMITED PARTNERSHIP

c/o Atlas Resources, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 510

Pittsburgh, PA 15275

            , 2017

Dear Holder:

We are writing to request your consent to the adoption of an amendment (the “Amendment”) to the Amended and Restated Certificate and Agreement of Limited Partnership (the “Partnership Agreement”) of Atlas America Public #9 LTD. (the “Partnership”) to provide Atlas Resources, LLC, as the managing general partner (the “Managing General Partner”) of the Partnership, with the ability to assign its interests in the Partnership (including as managing general partner) to an affiliate, who would then be admitted as a substitute managing general partner. Following such Amendment and assignment, the equity interests in such affiliate are expected to be sold to Diversified Energy LLC (“Diversified”) pursuant to that certain Purchase and Sale Agreement, dated as of May 4, 2017, by and among Diversified and certain affiliates of the Partnership.

Pursuant to the Partnership Agreement, the adoption of the Amendment requires the consent of the holders of a majority of the outstanding units representing limited partner interests (the “Units”). In accordance with the Partnership Agreement, if you fail to respond in writing within 15 business days to this request for consent, you will be mailed a second request. If you do not respond within seven calendar days from the date of the mailing of the second request, you shall be conclusively deemed to have approved the adoption of the Amendment. ACCORDINGLY, ANY HOLDER WHO FAILS TO RESPOND TO THIS CONSENT SOLICITATION BY                 , 2017 SHALL BE DEEMED TO HAVE GIVEN HIS OR HER CONSENT TO THE ADOPTION OF THE AMENDMENT. This consent solicitation statement (this “Consent Solicitation”) contains information you should review before deciding whether to consent to the adoption of the Amendment.

The Amendment is not expected to have any impact on your investment other than allowing for the change in the identity of the managing general partner. We are not seeking to otherwise affect the assets or operations of the Partnership, including no effect on the fee structure or other economic provisions related to the managing general partner. For these reasons, we recommend you consent to the adoption of the Amendment.

This Consent Solicitation is accompanied by a form of Consent of Holder (the “Consent Form”) to be used to indicate your consent, or withholding of consent, to the adoption of the Amendment. We are providing you with these consent solicitation materials both by sending you this full set of materials and by notifying you of the availability of the materials on the Internet.

This Consent Solicitation and the accompanying Consent Form are first being mailed on or about                 , 2017, to holders of record as of the close of business on                 , 2017 (the “Record Date”). Your participation is very important. Please review this Consent Solicitation, complete, date and sign the enclosed Consent Form and return it by mail, overnight courier, hand, e-mail or fax, pursuant to the instructions below. Please note that this solicitation will expire at 5:00 p.m., New York City time, on                 , 2017 (the “Expiration Date”), unless extended. Any holder that does not respond by the Expiration Date will be deemed to have consented to the Amendment.

If you have any questions or require any assistance in completing and returning the Consent Form, please contact us by mail at c/o Atlas Resources, LLC, Park Place Corporate Center One, 1000 Commerce Drive, Suite 510, Pittsburgh, PA 15275, Attention: Rebecca Hood; by overnight courier service c/o Atlas Resources, LLC, Park Place Corporate Center One, 1000 Commerce Drive, Suite 510, Pittsburgh, PA 15275, Attention: Rebecca Hood; by e-mail at rhood@atlasenergy.com; by fax at (412) 262-7430; or by telephone at (800) 251-0171, option 3.

Very truly yours,

/s/ Fredrick M. Stoleru

Chief Executive Officer, President and Director of Atlas Resources, LLC, the Managing General Partner

Important Notice Regarding the Availability of Consent Solicitation Materials:

The Notice of Consent Solicitation, Consent Solicitation Statement and Consent Form

are available at http://www.titanenergyllc.com/investment-programs/

ATLAS AMERICA PUBLIC #9 LTD.

GENERAL INFORMATION

Atlas America Public #9 LTD. (the “Partnership”) is a Pennsylvania limited partnership, formed on July 27, 2000. Atlas Resources, LLC serves as its managing general partner and operator (the “Managing General Partner”). The Managing General Partner is an indirect subsidiary of Titan Energy, LLC (“Titan”). Unless the context otherwise requires, references below to “the Partnership,” “we,” “us,” and “our” refer to Atlas America Public #9 LTD.

The Partnership has drilled and currently operates wells located in Pennsylvania and Ohio. We have no employees and rely on our Managing General Partner for management, which in turn, relies on Atlas Energy Group, LLC for administrative and operational services.

The record date for determining holders of record entitled to receive this consent solicitation statement (this “Consent Solicitation”) is                 , 2017 (the “Record Date”). As of the Record Date, there were 1,500 units representing limited partner interests (the “Units”) issued and outstanding. Each Unit is entitled to one vote. Holders of our Units do not have any preemptive, subscription, redemption or conversion rights. Copies of this Consent Solicitation are being mailed on or about                 , 2017 to the holders of record on the Record Date.

QUESTIONS AND ANSWERS ABOUT THESE CONSENT SOLICITATION MATERIALS

Q:	Why did I receive these consent solicitation materials?

A:	We are soliciting consents from holders to approve an amendment (the “Amendment”) to the Amended and Restated Certificate and Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership to provide the Managing General Partner with the ability to assign its interests in the Partnership (including as managing general partner) to an affiliate, who would then be admitted as a substitute managing general partner. Pursuant that provision, the Managing General Partner intends to assign its interests to Div. Public #9, LLC (the “MGP Assignee”). Following such Amendment and assignment, the equity interests in the MGP Assignee are expected to be sold to Diversified Energy LLC (“Diversified”) pursuant to that certain Purchase and Sale Agreement, dated as of May 4, 2017, by and among Diversified and certain affiliates of the Partnership (including Titan) (the “Purchase Agreement”).

Q:	How does the Managing General Partner recommend that I vote?

A:	The Amendment is not expected to have any impact on your investment other than allowing for the change in the identity of the managing general partner. We are not seeking to otherwise affect the assets or operations of the Partnership, including no effect on the fee structure or other economic provisions related to the managing general partner. For these reasons, we recommend you consent to the adoption of the Amendment.

Q:	What do I need to do now?

A:	We urge you to read this consent solicitation statement carefully and to consider the Amendment. Then just return your completed, dated and signed form of Consent of Holder (the “Consent Form”) in the enclosed postage-paid return envelope, by e-mail to the address provided or by facsimile to the number provided, so that your consent can be counted. Please return the Consent Form no later than , 2017 in order for your consent to be counted.

Q:	What happens if I do not respond or if I respond and fail to indicate my voting preference?

A:

If you fail to sign, date and return your Consent Form as provided on your Consent Form within 15 business days to this request for consent, you will be mailed a second request. If you do not respond within seven calendar days from the date of the mailing of the second request, you will be conclusively deemed to have approved the adoption of the Amendment. Accordingly, if you fail to respond to this Consent Solicitation by , 2017, you will be deemed to have given your consent to the adoption of the Amendment.

THE CONSENT SOLICITATION

We are soliciting consents from holders to approve the Amendment to the Partnership Agreement of the Partnership to provide the Managing General Partner with the ability to assign its interests in the Partnership (including as managing general partner) to an affiliate, who would then be admitted as a substitute managing general partner. Pursuant that provision, the Managing General Partner intends to assign its interests to the MGP Assignee. Following such Amendment and assignment, the equity interests in the MGP Assignee are expected to be sold to Diversified pursuant to the “Purchase Agreement.

The Amendment, which is being proposed by the Managing General Partner in accordance with Section 8.05(a)(i) of the Partnership Agreement, provides for the insertion of a new Section 6.05, which would state in its entirety:

6.05    Managing General Partner’s Right to Assign Its Partnership Interest. The Managing General Partner may at its option transfer all or any part of its interest as Managing General Partner or as a Participant in the Partnership to an Affiliate, without the consent of the Participants. In the case of a transfer of the Managing General Partner’s interest as Managing General Partner, pursuant to and in compliance with this Section 6.05, the transferee shall be admitted to the Partnership as the substitute managing general partner immediately prior to the transfer, and the business of the Partnership shall continue without dissolution.

Consent Required. Pursuant to the Partnership Agreement, the adoption of the Amendment requires the consent of the holders of a majority of the Units.

Record Date. The Partnership has fixed                 , 2017, as the Record Date for determining the holders entitled to notice of and consent to the adoption of the Amendment. Only holders of record on the Record Date may execute and deliver the Consent Form.

Solicitation of Consents. This solicitation is being made by the Managing General Partner on behalf of the Partnership. Consents may be solicited by mail, telephone, e-mail and in person. Solicitations may be made by our representatives, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation and the enclosed Consent Form will be borne by the Partnership.

Consent Procedures. Holders who desire to consent to, or withhold consent from, the adoption of the Amendment should do so by marking the appropriate box on the included Consent Form and by signing, dating and delivering the Consent Form to us by mail, overnight courier, hand, e-mail, facsimile at the address , e-mail address or facsimile number set forth on the last page of the Consent Form, all in accordance with the instructions contained in this Consent Solicitation and the Consent Form.

All Consent Forms that are properly completed, signed and delivered to us and not properly revoked (see “Revocation of Instructions” below) prior to                 , 2017 (the “Expiration Date”) will be given effect in accordance with the specifications thereof. In accordance with the Partnership Agreement, if a holder fails to respond in writing within 15 business days to this request for consent, he or she will be mailed a second request. If any holder does not respond within seven calendar days from the date of the mailing of the second request, he or she shall be conclusively deemed to have approved the adoption of the Amendment. ACCORDINGLY, ANY HOLDER WHO FAILS TO RESPOND TO THIS CONSENT SOLICITATION BY                 , 2017 SHALL BE DEEMED TO HAVE GIVEN HIS OR HER CONSENT TO THE ADOPTION OF THE AMENDMENT.

Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units are registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

The execution and delivery of a Consent Form will not affect a limited partner’s right to sell or transfer the Units. All Consent Forms received (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the holder revokes such Consent Form prior to the Expiration Date by following the procedures set forth under “Revocation of Instructions” below.

All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.

Revocation of Instructions. Any holder who has delivered a Consent Form may revoke the instructions set forth in such Consent Form by delivering a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked as “CONSENTS” OR “WITHHOLDS CONSENT” as the case may be, or in a writing delivered to us stating that the prior Consent Form is revoked, (iii) be signed by the holder in the same manner as the original signature on the Consent Form, and (iv) be received prior to 5:00 p.m., New York City time, on the Expiration Date at the address , e-mail address or facsimile number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address, e-mail address or facsimile number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO HOLDER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

MANAGING GENERAL PARTNER’S RECOMMENDATION

The Amendment is not expected to have any impact on our holders’ investment other than allowing for the change in the identity of the managing general partner. We are not seeking to otherwise affect the assets or operations of the Partnership, including no effect on the fee structure or other economic provisions related to the managing general partner. For these reasons, the Managing General Partner recommends that the holders consent to the adoption of the Amendment.

DISSENTERS’ RIGHTS OF APPRAISAL

Holders are not entitled to dissenters’ appraisal rights under Pennsylvania law or the Partnership Agreement in connection with the adoption of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 19, 2017, we had 1,500 Units outstanding. No current officer or director of our Managing General Partner owns any Units. Although, subject to certain conditions, holders may present their Units to us for purchase, the Managing General Partner is not obligated by the Partnership Agreement to purchase more than 5% of our total outstanding Units in any calendar year. The Managing General Partner is owned 100% by Titan.

The Managing General Partner intends to assign its interests to the MGP Assignee. Following such assignment, the equity interests in the MGP Assignee are expected to be sold to Diversified pursuant to the Purchase Agreement.

FEES AND EXPENSES

The Partnership will pay all expenses incurred in connection with this Consent Solicitation (including costs and expenses of preparing, printing and mailing this Consent Solicitation) and the adoption of the Amendment.

WHERE YOU CAN FIND MORE INFORMATION

We make our periodic reports under the Securities Exchange Act of 1934, including our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and any amendments to those reports, available through our Managing General Partner’s website at www.titanenergyllc.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC”). To view these reports, click on “Investment Programs”, then “Drilling Program SEC Filings” and finally the respective program of your inquiry. Our filings with the SEC are also available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Consent Solicitation. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: c/o Atlas Resources, LLC, Park Place Corporate Center One, 1000 Commerce Drive, Suite 510, Pittsburgh, PA 15275, Attention: Rebecca Hood; telephone: (800) 251-0171, option 3. The Partnership will undertake to provide such copies by first class mail or other equally prompt means within one business day of receipt of a written or oral request made as provided herein.

HOLDERS SHARING AN ADDRESS

Holders sharing an address with another holder may receive only one set of Consent Solicitation materials or one Notice of Internet Availability of Consent Solicitation Materials at that address unless they have provided contrary instructions. Any such holder who wishes to receive a separate copy of the Consent Solicitation materials or Notice of Internet Availability of Consent Solicitation Materials now or in the future may write or call to request a separate copy of these materials from: c/o Atlas Resources, LLC, Park Place Corporate Center One, 1000 Commerce Drive, Suite 510, Pittsburgh, PA 15275, Attention: Rebecca Hood; telephone: (800) 251-0171, option 3. We will promptly deliver a copy of the requested materials.

Similarly, holders sharing an address with another holder who have received multiple copies of our Consent Solicitation materials and Notice of Internet Availability of Consent Solicitation Materials may write or call the above address and telephone number to request delivery of a single copy of these materials.

CONSENT OF HOLDER

OF

ATLAS AMERICA PUBLIC #9 LTD.,

A PENNSYLVANIA LIMITED PARTNERSHIP

Important Notice Regarding the Availability of Consent Solicitation Materials:

The Notice of Consent Solicitation, Consent Solicitation Statement and Consent Form

are available at http://www.titanenergyllc.com/investment-programs/

This consent is solicited by Atlas America Public #9 LTD., a Pennsylvania limited partnership and the general partner of the Partnership (the “Managing General Partner”). THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT. ANY HOLDER WHO FAILS TO RESPOND TO THIS CONSENT SOLICITATION BY                 , 2017 SHALL BE DEEMED TO HAVE GIVEN HIS OR HER CONSENT TO THE ADOPTION OF THE AMENDMENT.

The undersigned, a holder of Atlas America Public #9 LTD., a Pennsylvania limited partnership (the “Partnership”), and the holder of units representing limited partner interests (the “Units”) in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

[ ] Consents	[ ] Withholds Consent

with respect to the Amendment to the Partnership Agreement of the Partnership to provide the Managing General Partner with the ability to assign its interests in the Partnership (including as managing general partner) to an affiliate, who would then be admitted as a substitute managing general partner as described in the Consent Solicitation dated                , 2017. The undersigned acknowledges receipt of the Consent Solicitation.

The undersigned hereby constitutes and appoints the Managing General Partner as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the partnership agreement in connection with this Consent Solicitation or in order to implement the actions set forth above.

Please return your completed, dated and signed copy of this Consent Form by mail in the enclosed postage-paid return envelope, by overnight courier or by hand to the address provided, by e-mail to the address provided or by facsimile to the number provided.

Please sign exactly as you hold your Units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT WILL BE DEEMED TO BE A CONSENT TO THE ADOPTION OF THE AMENDMENT.

IN ACCORDANCE WITH SECTION 8.01(e) OF THE PARTNERSHIP’S LIMITED PARTNERSHIP AGREEMENT, FAILURE TO RESPOND TO THE CONSENT SOLICITATION BY                 , 2017 SHALL BE DEEMED TO BE A CONSENT TO THE ADOPTION OF THE AMENDMENT.

Date: ________________________	__________________________________________ Type or Print Name of Individual or Entity

By: ______________________________________
Signature

__________________________________________ Type or Print Name of Person Signing

__________________________________________ Capacity

__________________________________________ Tax Identification or Social Security Number

__________________________________________ Telephone Number

The signed Consent Form should be delivered by any one of these methods:

By Facsimile:	By Mail:

(412) 262-7430	c/o Atlas Resources, LLC Park Place Corporate Center One 1000 Commerce Drive, Suite 510 Pittsburgh, PA 15275 Attention: Rebecca Hood

By Overnight Courier:	By Hand:

c/o Atlas Resources, LLC Park Place Corporate Center One 1000 Commerce Drive, Suite 510 Pittsburgh, PA 15275	c/o Atlas Resources, LLC Park Place Corporate Center One 1000 Commerce Drive, Suite 510 Pittsburgh, PA 15275

Attention: Rebecca Hood	Attention: Rebecca Hood

By E-mail:	For Information, Please Call:

rhood@atlasenergy.com	(800) 251-0171, option 3